EXHIBIT 3.6
                     ARTICLES OF AMENDMENT TO CERTIFICATE OF
                   INCORPORATION - CERTIFICATE OF DESIGNATIONS
                  OF THE SERIES B CONVERTIBLE PREFERRED STOCK,
                               FILED APRIL 1, 2004

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                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.

      1. The name of the Corporation is NEW MILLENNIUM MEDIA INTERNATIONAL, INC. (the "Corporation").

      2. Attached hereto as Exhibit A is the text of an amendment to the Articles of Incorporation of the Corporation (a) canceling the Series A Preferred Stock Authorized by the Articles of Amendment to the Articles of Incorporation filed with the Secretary of State of Colorado on July 25, 2000 (the "First Amendment") and (b) amending the Corporation's Articles of Incorporation to adopt the terms of the Corporation's Series B Convertible Preferred Stock.

      3. The Board of Directors of the Corporation duly adopted the amendments set forth herein on the 3rd day of February, 2004.

      IN WITNESS WHEREOF, the undersigned constituting all of the Directors of New Millennium Media International, Inc. have executed these Minutes and Written Consent this 3rd day of February, 2004.

                                                  DIRECTORS:


                                                  By: /s/ John "JT" Thatch
                                                      -------------------------
                                                          John "JT" Thatch

                                                  By: /s/ Russell Wall
                                                      -------------------------
                                                          Russell Wall


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                                    EXHIBIT A

                           CERTIFICATE OF DESIGNATION
                                     OF THE
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       FOR
                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.

      1. Designation. Of the remaining five million (5,000,000) shares of "blank check" Preferred Stock, $0.001 par value (the "Preferred Stock") available to New Millennium Media International, Inc., a Colorado Corporation (the "Corporation"), the Corporation authorizes for issuance thirty thousand (30,000) shares of Preferred Stock, which are designated as Series B Convertible Preferred Stock (the "Series B Preferred") and shall have the rights, terms, and privileges set forth herein.

      2. Dividend Preference. Provided that the Corporation will not be rendered insolvent thereby or not able to pay its debts as they become due in the normal course of business thereby, the Corporation shall pay an annual dividend to holders of Series B Preferred at a rate of one dollar ($1.00) per share of Series B Preferred, payable quarterly. Such dividend may be declared and paid or set apart for payment on the Series B Preferred out of any assets or funds of the Corporation legally available for the payment of dividends. The right of the holder of the Series B Preferred to the said annual dividends on the common stock in the following year until the preferred shareholder receive not only their dividend for the current year, but also the dividend previously missed.

            No dividend or other distribution shall be made to the holders of Common Stock, $0.001 par value (the "Common Stock") of the Corporation until such time as dividends or other distributions equal to dividends proposed to be paid or on the Common Stock shall have been paid to, or funds necessary for such payment shall have been set aside by the Corporation in trust to be available for such payment to, the holders of the Series B Preferred.

      3. Liquidation, Dissolution or Winding Up

            a. Treatment at Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock, holders of any share of Series B Preferred shall be entitled to be paid out of the assets of the Corporation available for distribution to the holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount equal to two hundred forty dollars ($240.00) per share of Series B Preferred (the "Liquidation Amount") which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving Series B Preferred.

                  If the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares Series B Preferred the full


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amount of the Liquidation Amount to which they shall be entitled, the holders of
Series B Preferred shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the shares of Series B Preferred held by them upon such distribution if any amounts payable on or with respect to said shares were paid in full.

                  After the payment of the Liquidation Amount shall have been made in full to the holders of the Series B Preferred or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series B Preferred so as to be available for such payments, the holders of the Series B Preferred shall be entitled to no further participation in the distribution of the assets of the Corporation, and the remaining assets of the Corporation legally available for distribution to its shareholders shall be distributed among the holders of other classes of securities of the Corporation in accordance with their respective terms.

            (b) Distributions in Cash. The Liquidation Amount shall in all events be paid in cash. Whenever a distribution provided for in this Section is payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Corporation's Board of Directors (the "Board").

            4. Voting. The holders of the Series B Preferred shall have one thousand (1000) votes per share for each Series B Preferred share issued and outstanding, shall otherwise have full voting privileges and rights as provided by law, and shall vote on all matters voted on by the holders of common stock.

      5. Conversion Rights for the Series B Preferred. The holders of the Series B Preferred shall have the following rights with respect to the conversion of the Series B Preferred into shares of Common Stock:

            (a) General. Subject to and in compliance with the provisions of this Section, any share of the Series B Preferred may, at the option of the holder, be converted at any time into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series B Preferred shall be initially entitled to receive upon conversion shall be one thousand (1000) shares of Common Stock for each share of Series B Preferred and the "Conversion Ratio" shall be 1000. From time to time, the Conversion may be adjusted as provided herein and the number of shares of Common Stock to which a holder of Series B Preferred shall be entitled to receive shall also be adjusted by multiplying the adjusted Conversion Ratio by the number of shares of Series B Preferred held by such holder prior to the event which gave rise to the adjustment of the Conversion Ratio.

            (b) Adjustments to the Applicable Conversion Ratio. In the event that the Corporation shall (i) make or issue a dividend or other distribution payable in Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio shall be adjusted by multiplying the existing Conversion Ratio by a fraction as set forth below:


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                  (1) The numerator shall be the number of shares of Common
Stock outstanding immediately after the issuance of such additional shares of Common Stock; and

                  (2) The denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock.

            (c) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series B Preferred shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in the Section), then and in each such event, the holder of the share of Series B Preferred shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series B Preferred might have been converted immediately prior to such capital reorganization, reclassification or other change.

            (d) Certificate as to Adjustment; Notice by Corporation. In each case of an adjustment or readjustment of the Conversion Ratio; the Corporation at its expense will furnish to each holder of Series B Preferred a certificate, executed by the President and Chief Financial Officer (or in the absence of a person designated as the Chief Financial Officer, by the Treasurer) showing such adjustment or readjustment, and stating the facts upon which such adjustment or readjustment is based.

            (e) Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series B Preferred shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series B Preferred surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series B Preferred being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the Shares of Series B preferred being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Preferred in accordance with the provisions of this Section, and cash, as provided in Section 5(f), in respect to any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B preferred shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Corporation shall pay any


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taxes payable with respect to the issuance of Common Stock upon conversion of the Series B Preferred, other than any taxes payable with respect to the income by the holders thereby.

            (f) No Fractional Shares. The Corporation shall not issue fractional shares of Common Stock or scrip representing fractional shares upon the conversion of shares of Series B Preferred. Upon conversion by a holder of Series B Preferred, the Corporation shall round up the shares of common stock to the nearest whole number. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series B Preferred being converted at any one time by any holder thereof, not upon each share of Series B Preferred being converted.

            (g) Partial Conversion. In the event that some, but not all, of the shares of Series B Preferred represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series B Preferred that were not converted.

            (h) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred, the Corporation shall take such corporate action as may be necessary to increase its authorized by unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

      6. No Reissuance of Series B Preferred. No share or shares of Series B Preferred acquired by the Corporation by any reason of redemption, purchase, conversion, or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares, which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series B Preferred accordingly.

      7. Other Preferred Stock. The Board shall not have the right to designate other shares of Preferred Stock having dividend, liquidation, or other preferences equal to, subsequent to or prior to the rights of holders of the Series B Preferred without the written consent of two-thirds (66.66%) of the holders of Series B Preferred. Such preferences shall be determined in the resolutions creating such subsequent series.

      8. Notice of Record Date. In the event of: (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or persons; or (iii) any voluntary or


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involuntary dissolution, liquidation, or winding up of the Corporation, the
Corporation shall mail or cause to be mailed to each holder of Series B Preferred a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation, or winding up is expected to become effective, and
(iii) the time, if any, that is to be fixed, as to when the holders of record of the Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation, or winding up. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which such action is to be taken.








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